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EXHIBIT 99.6(b)

Opinion and Consent of Dechert Price & Rhoads
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                    [LETTERHEAD OF DECHERT PRICE & RHOADS]


July 27, 1988

Board of Directors
Pacific Mutual Life Insurance Company
700 Newport Center Drive
Newport Beach, California  92660

     Re:  Pacific Select Exec Separate Account of Pacific Mutual
          Life Insurance Company, SEC File No. 33-21754
          ---------------------------------------------

Dear Sirs and Madam:

We hereby consent to the reference to our firm under the caption "Legal Matters" in the Prospectus comprising a part of the above-referenced Registration Statement.


Very truly yours,


Dechert Price & Rhoads